Exhibit 99.1

Hims & Hers Announces Q3 Update

Year-over-year Q3 revenue growth of 91% to $41.3 million

Ended quarter with increase in gross margins to 76% as well as growth in net orders and average order value

Company partnering with Privia Health

SAN FRANCISCO, Oct. 29, 2020 - Hims & Hers, a multi-specialty telehealth platform that connects consumers to licensed healthcare professionals, today announced robust Q3 2020 results.

“The continued momentum we saw in Q3 2020 is a clear indicator that our consumer-focused approach to healthcare is resonating with customers,” said Andrew Dudum, CEO and co-founder of Hims & Hers. “We believe our direct relationship with consumers combined with the convenience of our platform and increasing usage of telehealth enhance our already strong position as we work to become the front door to the healthcare ecosystem.”

On October 1, 2020, Hims & Hers and Oaktree Acquisition Corp. (NYSE: OAC.U, OAC, OAC WS), a special purpose acquisition company sponsored by an affiliate of Oaktree Capital Management, L.P. (“Oaktree”), announced they had entered into a definitive merger agreement. Upon completion of the transaction, the combined company’s common stock is expected to be traded on the New York Stock Exchange (NYSE) under the symbol “HIMS.”

“Hims & Hers has demonstrated a consistent track record of strong growth and unit economics,” said Patrick McCaney, CEO of Oaktree Acquisition Corp. “Their Q3 results—particularly the significant year-over-year revenue growth of 91%—were a continuation of that impressive record.”

Third Quarter 2020 Financial Highlights

•	Hims & Hers reported $41.3 million of net revenue in Q3 2020, representing 91% year-over-year growth

•	Hims & Hers’ gross margins rose to 76% in Q3, up from 71% in Q2 2020

•	Hims & Hers completed 582,000 net orders in Q3 2020

•	Customer average order value increased over 16% from Q2 2020 to $67

	Q1’20 (Three months ended: March 31, 2020)	Q2’20 (Three months ended: June 30, 2020)	Q3’20 (Three months ended: September 30, 2020)
Revenue (in millions)	$30.1	$35.9	$41.3
Year-over-year increase	91%	76%	91%
Gross Margin	69%	71%	76%
Net Orders (in thousands)	546	572	582
Average Order Value	$52	$58	$67

Privia Health Collaboration

Hims & Hers recently solidified a collaboration with Privia Health, a national physician organization with more than 2,600 providers across multiple states. Privia’s proprietary cloud-based technology platform, innovative approach to value-based care and focus on physician-driven wellness help improve outcomes and create healthier communities. The strategic alliance will provide Hims & Hers patients with direct access to Privia providers for in-person and virtual primary care in the District of Columbia, Georgia, Maryland, Texas and Virginia. The new initiative with Privia is another example of Hims & Hers’ commitment to ensure consumers have access to a broad spectrum of high-quality care.

“We are committed to working with the best in the industry, like Privia Health, to expand the scope of care accessible for consumers through our platform,” said Dr. Patrick Carroll, Chief Medical Officer of Hims & Hers. “As we continue to build the front door to the healthcare industry, we see incredible opportunity in collaborating with leading health systems to provide patients with a broad, comprehensive network of care, and are excited to offer Hims & Hers customers access to Privia’s 2,600 providers.”

About Hims & Hers

Hims & Hers is a multi-specialty telehealth platform that connects consumers to licensed healthcare professionals, enabling them to access high-quality medical care for numerous conditions related to primary care, mental health, sexual health, dermatology, and more. Launched in November 2017, the company also offers thoughtfully created and curated health and wellness products. With products and services available across all 50 states and Washington, D.C., Hims & Hers is able to provide all Americans access to quality, convenient and affordable care through a computer or smartphone. Hims & Hers was founded by CEO Andrew Dudum, Hilary Coles, Jack Abraham and Joe Spector at venture studio Atomic in San Francisco, California. For more information about Hims & Hers, please visit forhims.com and forhers.com.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements. Forward-looking statements generally relate to future events or Oaktree Acquisition Corp.’s or Hims & Hers’ future financial or operating performance. For example, statements about the expected timing of the completion of the proposed business combination, the benefits of the proposed business combination, the competitive environment, and the expected future performance (including future revenue, pro forma enterprise value, and cash balance) and market opportunities of Hims & Hers are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Oaktree Acquisition Corp. and its management, and Hims & Hers and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreements with respect to the proposed business combination; (2) the outcome of any legal proceedings that may be instituted against Oaktree Acquisition Corp., Hims & Hers, the combined company or others following the announcement of the proposed business combination; (3) the inability to complete the proposed business combination due to the failure to obtain approval of the shareholders of Oaktree Acquisition Corp. or to satisfy other conditions to closing, including the satisfaction of the minimum trust account amount following any redemptions; (4) changes to the proposed structure of the business combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the proposed business combination; (5) the ability to meet stock exchange listing standards at or following the consummation of the proposed business combination; (6) the risk that the proposed business combination disrupts current plans and operations of Hims & Hers as a result of the announcement and consummation of the proposed business combination; (7) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (8) costs related to the proposed business combination; (9) changes in applicable laws or regulations; (10) the possibility that Hims & Hers or the combined company may be adversely affected by other economic, business, and/or competitive factors; (11) the limited operating history of Hims & Hers; (12) the Hims & Hers business is subject to significant governmental regulation; (13) the Hims & Hers business may not successfully expand into other markets, including womens’ health; and (14) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Oaktree Acquisition Corp.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and which will be set forth in registration statement on Form S-4 to be filed by Oaktree Acquisition Corp. with the SEC in connection with the proposed business combination. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Neither Oaktree Acquisition Corp. nor Hims & Hers undertakes any duty to update these forward-looking statements.

Additional Information and Where to Find It

Oaktree Acquisition Corp. has filed a Registration Statement on Form S-4 containing a proxy statement/prospectus relating to the Business Combination with the SEC, which will be mailed to its shareholders once definitive. This communication does not contain all the information that should be considered concerning the proposed business combination and is not intended to form the basis of any investment decision or any other decision in respect of the proposed business combination. Oaktree Acquisition Corp.’s shareholders and other interested persons are advised to read the preliminary proxy statement/prospectus and, when available, the amendments thereto and the definitive proxy statement/prospectus and other documents filed in connection with the proposed business combination, as these materials will contain important information about Oaktree Acquisition Corp., Hims & Hers and the proposed business combination. When available, the definitive proxy statement/prospectus and other relevant materials for the proposed business combination will be mailed to shareholders of Oaktree Acquisition Corp. as of a record date to be established for voting on the proposed business combination. Shareholders of Oaktree Acquisition Corp. will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a written request to: Oaktree Acquisition Corp., 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071.

Participants in the Solicitation

Oaktree Acquisition Corp. and its directors and executive officers may be deemed participants in the solicitation of proxies from Oaktree Acquisition Corp.’s shareholders with respect to the proposed business combination. A list of the names of those directors and executive officers and a description of their interests in Oaktree Acquisition Corp. is contained in Oaktree Acquisition Corp.’s annual report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC, and in the proxy statement/prospectus for the proposed business combination, which are available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to Oaktree Acquisition Corp., 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071.

Hims & Hers and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of Oaktree Acquisition Corp. in connection with the proposed business combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed business combination is included in the proxy statement/prospectus for the proposed business combination.

Non-Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential business combination and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Oaktree Acquisition Corp., the Company or the combined company, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

Key Metrics

Average Order Value (“AOV”) is defined as Online Revenue divided by Net Orders (as defined below). Our Online Revenue is driven by a combination of AOV and Net Orders. We have historically been able to increase AOV by making new offerings and subscription options available to our customers. We have also increased AOV by more effectively acquiring higher AOV customers through our marketing channels and campaigns. For the six months ended June 30, 2020, AOV was $55, up 90% year-over-year, compared to $29 for the six months ended June 30, 2019.

Net Orders (“Net Orders”) are defined as the number of online customer orders minus transactions related to refunds, credits, chargebacks and other negative adjustments. Net Orders represent transactions made on our platform during a defined period of time and exclude revenue recognition adjustments recorded pursuant to accounting principles generally accepted in the United States of America (“U.S. GAAP”) as discussed below. We monitor the absolute number of Net Orders as a key indicator of our performance. Our Online Revenue is driven by a combination of AOV and Net Orders. Net Orders are driven primarily by the number of new customers acquired and the number of returning customers that make additional purchases. In the third quarter of 2019, we implemented a strategy to acquire higher value and higher AOV customers and to enhance the customer experience with new offerings and subscription options. As we implemented this strategy, we reduced our marketing expenses in the six months ended June 30, 2020 as compared to the six months ended June 30, 2019. As a result, Net Orders also declined in the six months ended June 30, 2020, as compared to the six months ended June 30, 2019. In the three months ended June 30, 2020, as we optimized what marketing channels and campaigns were most effective at acquiring higher AOV customers, Net Orders grew to 572,000, up 5% quarter-over-quarter, as compared to 546,000 Net Orders for the three months ended March 31, 2020.

Contacts:

Investor Relations

Hims & Hers

Bob East or Jordan Kohnstam

Westwicke, an ICR company

HIMS-IR@westwicke.com

(443) 213-0500

Media Relations

Hims & Hers

Chelsea Harrison

charrison@forhims.com

Sean Leous

Westwicke, an ICR company

HIMS-PR@westwicke.com

(646) 866-4012

Oaktree Acquisition Corp.

mediainquiries@oaktreecapital.com